UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Illumina, Inc.
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Customer Q&A

1.	What was announced today?

•

Illumina announced that our Board of Directors rejected Roche’s unsolicited tender offer to acquire the Company for $44.50 per share. This announcement was made after the Board thoroughly reviewed the offer and made a unanimous determination that Roche’s offer is grossly inadequate in multiple respects, dramatically undervalues Illumina and is not in the best interests of our stockholders.

•	Simply put, the Board believes that Roche’s offer does not begin to reflect Illumina’s value as a standalone company.

2.	Why did Illumina reject Roche’s offer?

•	Simply put, the Board believes that Roche’s offer does not begin to reflect Illumina’s value as a standalone company.

•

Our Board strongly believes that Illumina’s business plan as an independent entity will deliver value to our stockholders – and by extension, better, faster innovation for the benefits of the industry, its customers and patients – that is far superior to Roche’s grossly inadequate offer.

•	The Board’s filed response, along with the related press release, can be found on Illumina’s website. We encourage you to read them for more information.

3.	Why have you been silent until now?

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We were legally constrained in our communications with you until the Board completed its formal review and its Schedule 14D-9 filing. That response, along with the related press release, can be found on Illumina’s website. We encourage you to read them for more information.

•	Please don’t hesitate to call if you have any questions or concerns.

4.	How does this impact my relationship with Illumina?

•	Let me assure you that it’s business as usual at Illumina. This announcement will not have an impact on our relationship with you nor your ability to count on us as a trusted partner.

•	While we expect continued speculation about Roche, we remain focused on providing the superior products and high level of service that you have come to expect from our team.

5.	Does this impact your product portfolio or timing of planned launches?

•	No. This announcement will not have an impact on our product portfolio, timeline of expected launches, and most importantly, your ability to count on us as a trusted partner.

6.	What happens next?

•	It has been, and will be continue to be, business as usual at Illumina. We remain focused on providing the superior products and high level of service that you have come to expect from our team.

7.	Is there any chance you’ll do a deal with Roche?

•	I can’t speculate. The Board clearly has tremendous confidence in the value we are creating as an independent company.

8.	Is the Company up for sale?

•	We did not solicit Roche’s proposal and the Board has not been trying to sell the Company.

•

Our Board and management team are enthusiastic about our future opportunities and remain committed to executing our business strategy, and building near and long-term value for all of our stockholders.

9.	What happens if Roche walks away? Will you be doing business differently?

•	Nothing. We would be the same company we were before Roche decided to launch its hostile bid. It is – and will remain – business as usual at Illumina.

10.	Are you having financial problems?

•	Absolutely not. In fact, it’s quite the opposite: Illumina is growing and financially healthy, which is something Roche itself has recognized.

11.	Can you provide additional color on your R&D pipeline? When will these products be available?

•	We continue to focus on innovation as a core strategy to create breakthrough technologies to enable you to push the frontiers of genomic research.

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As the growth of this industry accelerates, we look forward to translating our technology into opportunities for our customers, employees, healthcare providers, patients and the scientific community as a whole.

12.	Could your business benefit from a merger with Roche?

•	It’s far too hypothetical to speculate.

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FORWARD-LOOKING STATEMENTS

This communication may contain statements that are forward-looking. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to develop and commercialize further our sequencing, BeadArray™, VeraCode®, Eco™, and consumables technologies and to deploy new sequencing, genotyping, gene expression, and diagnostics products and applications for our technology platforms, (ii) our ability to manufacture robust instrumentation and consumables, (iii) significant uncertainty concerning government and academic research funding worldwide as governments in the United States and Europe, in particular, focus on reducing fiscal deficits while at the same time confronting slowing economic growth, (iv) business disruptions associated with the tender offer commenced by CKH Acquisition Corporation, a wholly owned subsidiary of Roche Holding Ltd, and (v) other factors detailed in our filings with the U.S. Securities and Exchange Commission (“SEC”), including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. Illumina undertakes no obligation, and does not intend, to update these forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or a solicitation of an offer to sell any securities. In response to the tender offer commenced by CKH Acquisition Corporation, a wholly owned subsidiary of Roche Holding Ltd, Illumina has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. INVESTORS AND SECURITY HOLDERS OF ILLUMINA ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY (WHEN THEY BECOME AVAILABLE) BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (when they become available) and other documents filed with the SEC by Illumina through the web site maintained by the SEC at http://www.sec.gov. Investors and security holders also will be able to obtain free copies of these documents, and other documents filed with the SEC by Illumina, from Illumina by directing a request to Illumina, Inc., Attn: Investor Relations, Kevin Williams, MD, kwilliams@illumina.com.

In addition, Illumina will file a proxy statement and a WHITE proxy card with the SEC. The definitive proxy statement will be mailed to security holders of Illumina. INVESTORS AND SECURITY HOLDERS OF ILLUMINA ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY (WHEN THEY BECOME AVAILABLE) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (when they become available) and other documents filed with the SEC by Illumina through the web site maintained by the SEC at http://www.sec.gov. Investors and security holders also will be able to obtain free copies of the proxy statement, and other documents filed with the SEC by Illumina, from Illumina by directing a request to Illumina, Inc., Attn: Investor Relations, Kevin Williams, MD, kwilliams@illumina.com.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Illumina and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with Illumina’s 2012 Annual Meeting of Stockholders under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and direct and indirect interests (by security holdings or otherwise) of Illumina’s directors and executive officers in (i) Illumina’s Annual Report on Form 10-K for the year ended January 2, 2011, which was filed with the SEC on February 28, 2011, and (ii) Illumina’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on March 24, 2011. To the extent that Illumina’s directors’ and executive officers’ holdings of Illumina’s securities have changed from the amounts printed in the proxy statement for the 2011 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.